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							                                                                      							                                  Exhibit 20c
Metris Receivables, Inc.                                              Metris Master Trust                          Monthly Report
Certificateholder's Statement                                            Series 1997-2                                     Nov-97
Section 5.2                                         Class A        Class B          Class C          Class D            Total
(i)   Certificate Amount                       455,000,000.00  101,500,000.00    98,000,000.00    45,500,000.00    700,000,000.00
(ii)  Certificate Principal Distributed                  0.00            0.00             0.00                               0.00
(iii) Certificate Interest Distributed           2,381,166.67      551,934.44       586,911.11                       3,520,012.22
(iv) Principal Collections                       4,491,366.37    1,001,920.19       967,371.22       571,350.69      7,032,008.47
(v)  Finance Charge Collections                  1,973,517.39      440,246.19       425,065.28       251,052.89      3,089,881.76
     Recoveries                                     53,044.33       11,832.97        11,424.93         6,747.82         83,050.04
     Principal Account Earnings                          0.00            0.00             0.00             0.00              0.00
     Accum. Period Reserve Acct. Earnings                0.00            0.00             0.00             0.00              0.00
     Pre-Funding Account Earnings                  145,664.03       32,494.28        31,373.79             0.00        209,532.10
       Total Finance Charge Collections          2,172,225.75      484,573.43       467,864.01       257,800.71      3,382,463.90
       	  Total Collections                      6,663,592.12    1,486,493.62     1,435,235.23       829,151.40     10,414,472.37
(vi) Aggregate Amount of Principal Receivables                                                                   2,378,702,680.01
     Invested Amount (End of Month)            357,673,796.79   79,788,770.05    77,037,433.16    45,500,000.00    560,000,000.00
     Floating Allocation Percentage               15.0365071%      3.3542977%       3.2386323%       1.9128074%       23.5422445%
     Fixed/Floating Allocation Percentage                 N/A             N/A              N/A              N/A        0.0000000%
     Invested Amount (Beginning of Month)                0.00            0.00             0.00             0.00              0.00
      Average Daily Invested Amount                                                                                560,000,000.00
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                           85.34%  2,107,255,047.94
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                                         7.10%    175,276,698.57
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                                        2.43%     60,071,848.91
       90 Days and Over (60+ Days Contractually Delinquent)                                               5.13%    126,666,253.44
       	  Total Receivables                                                                             100.00%  2,469,269,848.86
(viii) Aggregate Investor Default Amount                                                                             1,688,059.28
       As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                        10.00%
(ix)  Charge-Offs                                       0.00            0.00             0.00                                0.00
(x)   Servicing Fee                                                                                                    337,534.25
(xi)  Pool Factor                                  1.0000000       1.0000000        1.0000000
(xii) Unreimbursed Reallocated Principal Collections                    0.00             0.00             0.00               0.00
(xiii) Excess Funding Account Balance                                                                                        0.00
       Pre-Funding Account Balance                                                                                 140,000,000.00
(xiv) Class C Reserve Amount                                                                                        17,500,000.00
      Class C Reserve Account Balance                                                                                        0.00
      Class C Trigger Event Occurrence                                                                                       None
(xv) Number of New Accounts Added to the Trust                                                                                  0
(xvi) Average Net Portfolio Yield                                                                                        10.0399%
(xvii) Minimum Base Rate                                                                                                  8.0504%
(xviii) Principal Funding Account Balance                                                                                    0.00
(xix) Accumulation Shortfall                                                                                                  N/A
(xx)  Scheduled Commencement date of the Accumulation Period                                                         October 2001
      Accumulation Period Length                                                                                              N/A
(xxi) Required Reserve Account Amount                                                                                         N/A
      Available Reserve Account Amount                                                                                        N/A
      Covered Amount                                                                                                          N/A
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